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                                                                  Exhibit 4.25


                                                                EXECUTION COPY

                               THIRD AMENDMENT TO
                    LETTER OF CREDIT REIMBURSEMENT AGREEMENT
                    ----------------------------------------

                  THIS THIRD AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT (this "AMENDMENT") is dated as of March 28, 1997 among ALAMO RENT-A-CAR, INC., a Florida corporation ("ALAMO"), ALAMO FUNDING, L.P., a New York limited partnership ("AFL"), AFL FLEET FUNDING, INC., a New York corporation (the "GENERAL PARTNER"), and CREDIT SUISSE, a Swiss banking corporation acting through its New York Branch (the "CREDIT ENHANCER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Alamo, AFL, the General Partner and the Credit Enhancer are parties to that certain Letter of Credit Reimbursement Agreement dated as of June 20, 1994 (as amended, restated or modified from time to time, the "LETTER OF CREDIT REIMBURSEMENT AGREEMENT");

                  WHEREAS, Alamo, AFL, the General Partner and the Credit Enhancer are parties to that certain Amendment to the Letter of Credit Reimbursement Agreement, dated as of December 29, 1994;

                  WHEREAS, Alamo, AFL, the General Partner and the Credit Enhancer are parties to that certain Second Amendment to the Letter of Credit Reimbursement Agreement, dated as of November 25, 1996;

                  WHEREAS, Alamo, AFL, the General Partner and the Credit Enhancer desire to amend certain provisions of the Letter of Credit Reimbursement Agreement;

                  NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

                  Section 01. DEFINED TERMS. As used in this Amendment and unless the context requires a different meaning, capitalized terms used but not defined herein shall have the meanings assigned to such terms in (i) the Definitions List, dated as of June 20, 1994, attached as ANNEX A to the Liquidity Loan Agreement dated as of June 20, 1994, as such ANNEX A may be amended or modified and (ii) the Letter of Credit Reimbursement Agreement.

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                  Section 02.  AMENDMENTS TO THE LETTER OF CREDIT
REIMBURSEMENT AGREEMENT.

                  (a) AMENDMENT TO SECTION 3.2(h)(i). Section 3.2(h)(i) of the Letter of Credit Reimbursement Agreement is hereby amended to read in its entirety as follows:

                           "(i) QUARTERLY FINANCIAL STATEMENTS AND INFORMATION. In the event the Republic Guaranty is terminated in accordance with Section 13 thereof, within sixty
                           (60) days after the last day of each of the first three calendar quarters in each fiscal year of Alamo, the balance sheet of Alamo as at the end of such quarter, and the related statements of income, retained earnings, and cash flows of Alamo, and a reconciliation of stockholders' equity with respect to Alamo for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall be in comparative form with respect to the financial results of Alamo for the corresponding calendar quarter of the preceding year, and which shall be certified by the president, chief financial officer, the treasurer or the comptroller of Alamo, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with generally accepted accounting principles consistently applied, the financial position of Alamo, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments, and which shall be accompanied by a report of Arthur Andersen LLP, or another "Big Six" accounting firm, stating that such accountants have reviewed such financial statements."

                  (b) AMENDMENT TO SECTION 3.2(h)(ii). Section 3.2(h)(ii) of the Letter of Credit Reimbursement Agreement is hereby amended to read in its entirety as follows:

                           "(ii) ANNUAL FINANCIAL STATEMENTS AND INFORMATION; CERTIFICATE OF NO DEFAULT. In the event the Republic Guaranty is terminated in accordance with Section 13 thereof, within ninety (90) days after the end of each calendar year, the audited balance sheet of Alamo, as at the end of such fiscal year, and the related audited statements of income, retained earnings and cash flows of Alamo, and a

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                           reconciliation of stockholders' equity with respect
                           to Alamo for such fiscal year, which financial statements shall set forth in comparative form such figures as at the end of and for the previous fiscal year, and shall be accompanied by an unqualified opinion of Arthur Andersen LLP or another "Big Six" accounting firm, together with a statement of such accountants certifying (A) that no Event of Default was detected during the examination of Alamo and (B) that such accountants have authorized Alamo to deliver such financial statements and opinion thereon to the Credit Enhancer pursuant to this Agreement."

                  (c)  AMENDMENT TO SECTION 3.2(h)(iii).  Section
         3.2(h)(iii) of the Letter of Credit Reimbursement Agreement is hereby amended by deleting the section in its entirety and not replacing it.

                  Section 03.  CONDITIONS OF EFFECTIVENESS.  The
following constitute conditions precedent to the effectiveness of this Amendment:

                  (a) Execution and delivery of this Amendment by Alamo, AFL, the General Partner and the Credit Enhancer;

                  (b) AFL shall have received as of the date hereof a copy of the written confirmation delivered to AFL by each of S&P and Moody's to the effect that this Amendment will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes;

                  (c) Each Liquidity Lender shall have delivered written consent to this Amendment evidenced by their execution of ANNEX A to the Third Amendment to the Liquidity Loan Agreement, dated March 28, 1997;

                  (d) AFL shall have delivered prior written notice of this Amendment to the Rating Agencies, the Depositary, the Agent, the Liquidity Agent and each Dealer;

                  (e) AFL shall have delivered a fully executed copy of this Amendment to the Rating Agencies, the Depositary, the Agent, the Liquidity Agent and each Dealer and shall have delivered to each Dealer a revised Private Placement Memorandum (as such term is defined in the Dealer Agreement) which reflects this Amendment;

                  (f) AFL shall have received from Alamo (i) a copy of the resolutions of its Board of Directors, certified as of

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         the date hereof by the Secretary thereof, authorizing the execution, delivery and performance of this Amendment and (ii) an incumbency certificate from the Secretary thereof with respect to its officers, agents or other representatives authorized to execute this Amendment; and

                  (g) AFL shall have received an Opinion of Counsel to Alamo to the effect that this Amendment has been duly authorized, executed and delivered and is the legal, valid and binding obligation of Alamo, enforceable against it in accordance with its terms, subject to the exceptions set forth therein.

                  Section 04. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. Alamo represents and warrants to the Credit Enhancer that the representations and warranties in Article III of the Letter of Credit Reimbursement Agreement, as amended by this Amendment, are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                  Section 05. REFERENCE TO AND EFFECT ON THE RELATED DOCUMENTS; RATIFICATION.

                  (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Related Documents and any other document to the "Letter of Credit Reimbursement Agreement" or words of like import referring to the Letter of Credit Reimbursement Agreement shall mean and be a reference to the Letter of Credit Reimbursement Agreement as amended hereby and each reference to any of the defined terms referred to in this Amendment shall mean and refer to such defined terms as amended hereby.

                  (b) The Letter of Credit Reimbursement Agreement, as amended above, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

                  Section 06. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

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                  Section 07.  GOVERNING LAW.  THIS AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.












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IN WITNESS WHEREOF, Alamo, AFL, the General Partner and the Credit Enhancer
have caused this Amendment to be duly executed by their duly authorized officers, as of the day and year first above written.

                                             ALAMO RENT-A-CAR, INC.


                                             By: /s/ Dana Egan Sullenberger
                                                 ------------------------------
                                                 Name: Dana Egan Sullenberger
                                                 Title: Authorized Signatory



                                               ALAMO FUNDING, L.P.



                                               By: AFL FLEET FUNDING, INC.,
                                                   its General Partner



                                               By: /s/ Richard L. Taiano
                                                   ----------------------------
                                                   Name: Richard L. Taiano
                                                   Title: Vice President



                                               AFL FLEET FUNDING, INC.



                                               By: /s/ Richard L. Taiano
                                                   ----------------------------
                                                   Name: Richard L. Taiano
                                                   Title: Vice President




                                               CREDIT SUISSE
                                                 NEW YORK BRANCH,
                                                 the Credit Enhancer



                                               By: /s/ Roger V. Saylor
                                                   ----------------------------
                                                   Name: Roger V. Saylor
                                                   Title: Associate



                                               By: /s/ R.N. Finney
                                                   ----------------------------
                                                   Name: R.N. Finney
                                                   Title: Managing Director